Exhibit 99.1

EVe Mobility Acquisition Corp Announces Plan to Exercise Second Optional Extension of Deadline to Complete Initial Business Combination

SANTA MONICA, CA, Jan. 15, 2024 (GLOBE NEWSWIRE) -- EVe Mobility Acquisition Corp (“EVe”) (NYSE American: EVE), a special purpose acquisition company, announced today that on January 12, 2024, its board of directors (the “Board”) decided to extend the date by which EVe must consummate an initial business combination from January 17, 2024 to February 17, 2024 (the “Second Optional Extension”). This is the second of up to six one-month extensions available to EVe pursuant to its amended and restated memorandum and articles of association.

This press release constitutes notice to EVe’s shareholders of the Board’s approval of the Second Optional Extension.

About EVe Mobility Acquisition Corp

EVe Mobility Acquisition Corp is a blank check company whose business purpose is to effect a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses.

Contact:
info@evemobility.com